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ChaseMellon Shareholder Services, LLC
Reorganization Department
P.O. Box 3301
South Hackensack, NJ 07066

                           CONFIDENTIAL INSTRUCTIONS
                                      FOR
  OFFER TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK OF SCHEIN
                              PHARMACEUTICAL, INC.

THESE INSTRUCTIONS PERTAIN TO COMMON STOCK OF SCHEIN PHARMACEUTICAL, INC. PURCHASED UNDER THE FOLLOWING PLANS (COLLECTIVELY, THE "PLANS"):

     1. THE RETIREMENT PLAN OF SCHEIN PHARMACEUTICAL, INC. AND AFFILIATES ("401(k) PLAN");

     2. SCHEIN PHARMACEUTICAL, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN ("STOCK PURCHASE PLAN");

     3.  SCHEIN PHARMACEUTICAL, INC. 1993 STOCK OPTION PLAN ("1993 OPTION
         PLAN");

     4. SCHEIN PHARMACEUTICAL, INC. 1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN ("1995 OPTION PLAN");

     5. SCHEIN PHARMACEUTICAL, INC. 1997 STOCK OPTION PLAN ("1997 OPTION PLAN"); AND

     6.  SCHEIN PHARMACEUTICAL, INC. 1999 STOCK OPTION PLAN ("1999 OPTION
         PLAN").

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
          TIME, ON MONDAY, JULY 3, 2000, UNLESS THE OFFER IS EXTENDED.

To Participants in the above listed Plans:

     Enclosed is a copy of the "Offer To Purchase For Cash All Outstanding Shares of Common Stock of Schein Pharmaceutical, Inc." by Watson Pharmaceuticals, Inc., through its wholly owned subsidiary, WS Acquisition Corp., and the related "Letter of Transmittal" (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), and two Instruction Letters relating to the Offer. Also enclosed is an instructional memorandum regarding options issued under the several option plans. This material is being forwarded to you as the beneficial owner of shares of common stock of Schein Pharmaceutical, Inc. (the "Shares") held by you through, or purchased under, one or more of the Plans. A tender of such Shares into the Offer can be made only by us, acting in our capacity as depositary for the Offer, pursuant to your instructions.

     We request confidential instructions as to whether you wish to have us tender on your behalf any or all of such Shares held in the Plans, upon the terms and subject to the conditions set forth in the Offer. TO TENDER SHARES HELD UNDER THE PLANS, WE MUST RECEIVE FROM YOU THE APPROPRIATE INSTRUCTION CARD OR TRANSMITTAL LETTER BY 5:00 P.M. NEW YORK CITY TIME ON THURSDAY, JUNE 29, 2000, UNLESS EXTENDED.

     Information relating to the tender of your Shares will be maintained in confidence, except to the extent necessary to comply with federal or state laws.

401(k) PLAN

     You are entitled under the 401(k) Plan to tender any percentage of Shares held in your account under the 401(k) Plan (regardless of whether you are fully vested in your account). ChaseMellon Shareholder Services has been designated by the trustee for the 401(k) Plan, American Express Trust Co., to receive your election to tender the Shares held in your account under the 401(k) Plan. If you wish to have any or all of your Shares held in your account tendered under the 401(k) Plan, please sign and send to us the enclosed PINK Instruction Letter. ChaseMellon Shareholder Services will forward your election to the trustee who will
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formally direct ChaseMellon Shareholder Services to tender such Shares, but solely to the extent such Shares are held in your account under the 401(k) Plan as of MONDAY, JULY 3, 2000 (OR SUCH LATER DATE IF THE PERIOD OF THE OFFER IS EXTENDED).

     The proceeds from the tender of the Shares held in your account under the 401(k) Plan will be automatically reinvested in the American Express Trust Income Fund II that is available under the 401(k) Plan. You may change such investment amongst the investment alternatives available under the 401(k) Plan at any time after the cash from the sale of the Shares has been credited to your account under the 401(k) Plan.

     If you do not return the enclosed pink Instruction Letter the Trustee for the 401(k) Plan will not tender any of the Shares held in your account under the 401(k) Plan.

     ChaseMellon Shareholder Services, LLC and the Trustee will hold all information in confidence and will not divulge it to any party, except as otherwise required to administer the Plan, to effect your tender or as required by law.

STOCK PURCHASE PLAN

     If you wish to have us tender any or all of the Shares held in your account under the Stock Purchase Plan, please sign and send to us the enclosed PURPLE Instruction Letter. If you do not return the enclosed purple Instruction Letter we will not tender any of the Shares held in your account under the Stock Purchase Plan.

STOCK OPTION PLANS

     If you wish to have us tender any or all of the Shares underlying your vested stock options granted under any of the 1993 Option Plan, [the 1995 Option Plan], the 1997 Option Plan and the 1999 Option Plan (collectively, the "Option Plans"), please sign and send to us the enclosed BLUE Letter of Transmittal in the envelope marked Stock Option Only. If you do not return the enclosed blue Letter of Transmittal we will not tender any of the Shares underlying your vested stocks granted under one or more of the Stock Option Plans. You must also call ChaseMellon Shareholder Services at (800) 411-6657 no later than 8:00 P.M., New York City time, Wednesday, June 28, 2000 to exercise the vested stock options that you wish to tender.

     By tendering any or all of the Shares underlying your vested stock options, you will be deemed to have elected to exercise your vested stock options (to the extent tendered) by a "cashless exercise." Pursuant to the "cashless exercise," the exercise price for the number of Shares being deemed to be purchased under your stock options will be financed through the immediate sale of that number of Shares from the stock option being exercised necessary to satisfy the payment of the total required exercise price for the Shares being purchased plus any withholding taxes.

     TO TENDER SHARES HELD UNDER THE PLANS, WE MUST RECEIVE FROM YOU THE APPROPRIATE INSTRUCTION CARD OR TRANSMITTAL LETTER BY 5:00 P.M. NEW YORK CITY TIME ON THURSDAY, JUNE 29, 2000, UNLESS EXTENDED.

     IF WE DO NOT RECEIVE A PROPERLY EXECUTED INSTRUCTION CARD OR TRANSMITTAL LETTER FROM YOU, WE WILL NOT TENDER YOUR SHARES INTO THE OFFER.

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                               INSTRUCTION LETTER
       THE RETIREMENT PLAN OF SCHEIN PHARMACEUTICAL, INC. AND AFFILIATES
                              (THE "401(k) PLAN")

To ChaseMellon Shareholder Services, LLC:

     I am a participant in the 401(k) Plan and, as such, I received a copy of the Offer to Purchase, dated June 6, 2000, from Watson Pharmaceuticals, Inc., through its wholly owned subsidiary, WS Acquisition Corp., to purchase shares of common stock of Schein Pharmaceutical, Inc. (the "Shares") for $19.50 per share in cash.

     I hereby direct you to:

     [ ] Tender all Shares held in my account under the 401(k) Plan at $19.50 per share.

     [ ]  Tender only      % (insert percentage) Shares held in my account under
          the 401(k) Plan.

TO TENDER SHARES HELD UNDER THE PLANS, WE MUST RECEIVE FROM YOU THE APPROPRIATE INSTRUCTION CARD OR TRANSMITTAL LETTER BY 5:00 P.M. NEW YORK CITY TIME ON THURSDAY, JUNE 29, 2000, UNLESS EXTENDED. IF YOU DO NOT RETURN THIS LETTER, THE TRUSTEE FOR THE 401(k) PLAN WILL NOT TENDER ANY OF THE SHARES HELD IN YOUR ACCOUNT UNDER THE 401(k) PLAN.

I understand that my instructions will be effective solely to the extent such shares are held in your account under the 401(k) Plan as of MONDAY, JULY 3, 2000 (OR SUCH LATER DATE IF THE PERIOD OF THE OFFER IS EXTENDED). I also understand that the proceeds from the tender of the Shares held in my account under the 401(k) Plan will be automatically reinvested in the American Express Trust Income Fund II that is available under the 401(k) Plan.

------------------------------------------------------
Name of Participant (printed)

------------------------------------------------------
Address of Participant

------------------------------------------------------
Date
------------------------------------------------------
Signature of Participant

------------------------------------------------------
City, State, Zip Code of Participant

ChaseMellon Shareholder Services
Mailing Address:                            Overnight Address:

Fax Number (201) ???-????

If you should have any questions regarding the information included in this package contact DF King at (212) ???-????.

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                               INSTRUCTION LETTER
         SCHEIN PHARMACEUTICAL, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
                          (THE "STOCK PURCHASE PLAN")

To ChaseMellon Shareholder Services, LLC:

     I am a participant in the Stock Purchase Plan and, as such, I received a copy of the Offer to Purchase, dated June 6, 2000, from Watson Pharmaceuticals, Inc., through its wholly owned subsidiary, WS Acquisition Corp., to purchase shares of common stock of Schein Pharmaceutical, Inc. (the "Shares") for $19.50 per share in cash.

     I hereby direct you to:


     [ ]  Tender all Shares held in my account under the Stock Purchase Plan.



     [ ] Tender only ______ (insert number) Shares held in my account under the Stock Purchase Plan.


     TO TENDER SHARES HELD UNDER THE PLANS, WE MUST RECEIVE FROM YOU THE APPROPRIATE INSTRUCTION CARD OR TRANSMITTAL LETTER BY 5:00 P.M. NEW YORK CITY TIME ON THURSDAY, JUNE 29, 2000, UNLESS EXTENDED. IF YOU DO NOT RETURN THIS INSTRUCTION LETTER, WE WILL NOT TENDER ANY OF THE SHARES HELD IN YOUR ACCOUNT UNDER THE STOCK PURCHASE PLAN.

------------------------------------------------------
Name of Participant (printed)

------------------------------------------------------
Address of Participant

------------------------------------------------------

Date



ChaseMellon Shareholder Services


Mailing Address:



Fax Number (201) ???-????

------------------------------------------------------
Signature of Participant

------------------------------------------------------
City, State, Zip Code of Participant

Overnight Address:

     If you should have any questions regarding the information included in this package contact DF King at (212) ???-????.

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